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                                                                    Exhibit 99.1

                                                               (VISTEON(R) LOGO)

NEWS RELEASE -- For Immediate Release

VISTEON CLOSES ON NEW SEVEN-YEAR SECURED TERM LOAN OF $800 MILLION

VAN BUREN TOWNSHIP, Mich., June 13, 2006 -- Visteon Corporation (NYSE:VC) today announced that it has closed on a new seven-year secured term loan of $800 million.

Most of the proceeds from the loan were used to repay amounts outstanding under the company's existing credit facilities that were scheduled to expire in June 2007, including a $350 million 18-month term loan and a $241 million delayed draw term loan.

Additionally, Visteon repaid $50 million of borrowings under the company's $771 million multi-year secured revolving credit facility and reduced the amount available under that facility to $500 million. Visteon expects to eliminate the multi-year revolver upon completion of new U.S. and European five-year revolving credit facilities. The company has received commitments for these facilities totaling $700 million from JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., and expects to complete the transactions over the next several weeks.

"We are following through on our plan to refinance on a longer term basis all of our near-term credit facilities that expire in June 2007," said James F. Palmer, Visteon executive vice president and chief financial officer. "This is an important step in Visteon's three-year improvement plan."

Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has more than 170 facilities in 24 countries and employs approximately 50,000 people.

Forward-looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including general economic conditions, including changes in interest rates and fuel prices; the automotive vehicle production volumes and schedules of our customers, and in particular Ford's vehicle production volumes; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our existing and future credit agreements and indentures; the financial distress of our suppliers, or other significant suppliers to our customers, and possible disruptions in the supply of commodities to us or our customers; our ability to implement, and realize the anticipated benefits of, restructuring and other cost-reduction initiatives and our successful execution of internal performance plans and other productivity efforts; the timing and expenses related to restructurings, employee reductions, acquisitions or dispositions; increases in raw material and energy costs and our ability to offset or recover these costs; the effect of pension and other post-employment benefit obligations; increases in our warranty, product liability and recall costs; the outcome of legal or regulatory proceedings to which we are or may become a party; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2005). We assume no obligation to update these forward-looking statements.

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Contact(s):
MEDIA INQUIRIES        INVESTOR INQUIRIES    Visteon Corporation
Jim Fisher             Derek Fiebig          One Village Center Drive
734-710-5557           734-710-5800          Van Buren Twp., Mich., 48111
jfishe89@visteon.com   dfiebig@visteon.com

      Visteon news releases, photographs and product specification details are available at www.visteon.com